As filed with the Securities and Exchange Commission on November 21, 2003

Registration No. 333-75566

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INFONET SERVICES CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	95-4148675
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

2160 East Grand Avenue

El Segundo, California 90245

(Address of Principal Executive Offices including Zip Code)

2000 OMNIBUS STOCK PLAN

(Full Title of the Plan)

Copy to:

Paul A. Galleberg, Esq.	William J. Cernius, Esq.
Senior Vice President, General Counsel	LATHAM & WATKINS LLP
and Secretary	650 Town Center Drive, Twentieth Floor
INFONET SERVICES CORPORATION	Costa Mesa, California 92626
2160 East Grand Avenue	(714) 540-1235
El Segundo, California 90245
(310) 335-2600

(Name and Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

DEREGISTRATION OF SECURITIES

Effective immediately upon the filing of this Post-Effective Amendment No. 1 to Form S-8 Registration Statement (Registration No. 333-75566), Infonet Services Corporation (the “Company”) hereby deregisters 1,040,394 shares previously registered for sale under the Infonet Services Corporation 2000 Omnibus Stock Plan (the “2000 Plan”). The deregistered shares represent shares remaining available for grant upon the termination of the 2000 Plan on August 19, 2003. The Company adopted, effective August 19, 2003, the Infonet Services Corporation 2003 Incentive Award Plan (the “2003 Plan”), which replaces the 2000 Plan. Under the terms of the 2003 Plan, the shares degregistered hereby are available for grant under the 2003 Plan.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Infonet Services Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on November 21, 2003.

INFONET SERVICES CORPORATION

By:	/s/ JOSé A. Collazo

José A. Collazo, Chairman of the Board, Chief Executive Officer and President